EXHIBIT 10.31


                               FNB CORP.


                    INCENTIVE STOCK OPTION AGREEMENT


   THIS AGREEMENT, dated as of the     day of          , 19
between FNB CORP., a North Carolina corporation having its principal office at Asheboro, North Carolina (hereinafter called
the "Company"), and             , a key employee of the
Company or a subsidiary of the Company (hereinafter called the "Option Holder").

WITNESSETH:

   WHEREAS, the Company recognizes the value to it of the services of the Option Holder as a key employee and is desirous of furnishing him with added incentive and inducement to contribute to the success of the Company; and

   WHEREAS, the Board of Directors of the Company has adopted, and the shareholders have approved, the Stock Compensation Plan, a copy of which is annexed hereto as Exhibit A (hereinafter called the "Plan"); and

   WHEREAS, on             , 19  , pursuant to the
provisions of the Plan, the Board of Directors of the Company
(a) granted to the Option Holder, pursuant to Article II of the Plan, an incentive stock option in respect of the number of shares hereinbelow set forth, (b) fixed and determined the option price hereinbelow set forth which it determined to be the then fair market value of the Common Stock of the Company, and (c) approved the form of this Agreement;

   NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

   l. Subject to the Plan, the terms and provisions of which are incorporated herein by reference, the Company hereby grants to the Option Holder an Incentive Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any
part of an aggregate of        shares of the Company's Common
Stock, par value $2.50 per share, ("Common Stock") at the purchase
price of $      per share (the "Option"), exercisable in the
amounts and at the times set forth in this paragraph l. Unless sooner terminated as provided in this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall
expire, on             .  In no event may the Option be
exercised after          .

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   The Option may be exercised as follows:

(a)   Up to 20% of the shares subject to the Option on and
      at any time after          , 19  ;

(b)   Up to 40% of the shares subject to the Option (less any
      shares previously purchased pursuant to the Option) on
      and at any time after          , 19  ;

(c)   Up to 60% of the shares subject to the Option (less any
      shares previously purchased pursuant to the Option) on
      and at any time after          , 19  ; and

(d)   Up to 80% of the shares subject to the Option (less any
      shares previously purchased pursuant to the Option) on
      and at any time after          , 19  ; and

(e)   Up to 100% of the shares subject to the Option (less
      any shares previously purchased pursuant to the Option) on
      and any time after          , 19  .

   The number of shares subject to exercise shall be calculated to the next lower whole number of shares in the event of any resulting fraction.

   2. The Option or any part thereof may, to the extent that it is exercisable, be exercised in the manner provided in
Article I, Section 7 of the Plan by purchasing at least 25 shares then exercisable under the Option or, if less, all of the shares then exercisable under the Option. Payment of the aggregate option price for the number of shares purchased shall be made in the manner provided in Article I, Section 7(d) of the Plan.

   3. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and, except as provided in Article I, Section 7 of the Plan, may be exercised only while the Option Holder is in the employ of the Company.

   4.   Except as provided in Article I, Section 7(h) of the
Plan with respect to transfers upon the death of the Option Holder, the Option shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

   5. The Option Holder acknowledges that, in the event of certain dispositions by him of shares of Common Stock purchased pursuant to exercise of the Option, he will recognize ordinary income for income tax purposes (generally in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price paid therefor) and the Company


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will be entitled to a corresponding deduction.  Consequently, the
Option Holder agrees to notify the Company of any disposition of shares purchased pursuant to exercise of the Option that is made by him within two years from the date of grant of the Option or within one year after the delivery of a stock certificate evidencing such shares and to provide to the Company such information with respect to the disposition as may be reasonably requested. The Option Holder further agrees that, in the event of a disposition within either of the aforesaid periods, he will pay, or make arrangements to pay, to the Company an amount equal to any income and other taxes that the Company is required to withhold as a result of his disposition. If for any reason such payment or arrangement to pay is not made, the Company shall be entitled to withhold, from other sums payable to the Option Holder, the amount of such income and other taxes.

   6. If the shares of Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, a corresponding adjustment shall be made to the number of shares under the unexercised portion of the Option and the purchase price of the shares in the manner provided in Article I, Section 10(a) of the Plan. In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their shares of stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer approved by the Board of Directors, the Option shall become exercisable in full immediately prior to the effective date of any such transaction, regardless of the exercise schedule.

   7. The Option Holder recognizes that any registration of the Option and the shares of Common Stock issuable upon its exercise under the Securities Act of 1933 or under the securities laws of any state shall be at the option of the Company. The Option Holder acknowledges that, absent registration, under present federal securities regulations, he will be required to hold any shares purchased pursuant to exercise of the Option for a period of not less than two years following full payment for said shares and that thereafter the shares may be sold only in compliance with Rule l44 of the Securities and Exchange Commission. The Option Holder further acknowledges that, notwithstanding registration, if, at the time of exercise of the Option, he is deemed an "affiliate" of the Company as defined in said Rule l44, any shares purchased thereunder will nevertheless be subject to sale only in compliance with Rule l44 (but without any holding period), and that the Company shall take such action as it deems necessary or appropriate



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to assure such compliance, including placing restrictive legends on certificates evidencing such shares and delivering stop transfer instructions to the Company's transfer agent.

   8. The Option shall not be exercised in whole or in part and no certificates representing shares subject to the Option shall be delivered, if any requisite approval or consent of any governmental authority having jurisdiction over the exercise of options shall not have been secured or if the issuance of shares subject to the Option would violate any Federal, state or local law, regulation or order that may be applicable. The Company shall use its best efforts to obtain any such approval or consent and to effect compliance with any such applicable law, regulation or order (except that registration under the Act or state securities laws shall be at the company's discretion), and the Option Holder or any other person entitled to exercise the Option shall take any action reasonably requested by the Company in such connection.

   9. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 101 Sunset Avenue, Asheboro,
North Carolina  27203.

   10. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company as in effect from time to time and for which he is eligible.

   11. Nothing herein contained shall affect the right of the Company, subject to the terms of any existing contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

   12. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his personal representatives, heirs and legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.


                                 FNB CORP.


                                 By:
                                    President



                                  Option Holder



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